As filed with the Securities and Exchange Commission on April 7, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	16-1616605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2501 Cedar Springs Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)

EnLink Midstream GP, LLC Long-Term Incentive Plan

(Full title of the plan)

Alaina K. Brooks

EnLink Midstream Partners, LP

2501 Cedar Springs

Dallas, Texas 75201

(Name and address of agent for service)

(214) 953-9500

(Telephone number, including area code, of agent for service)

Copy to:

Douglass M. Rayburn

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Units representing limited partner interests	5,000,000 units	$10.77	$53,850,000.00	$5,422.70

(1)                                 Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), common units that may be issuable upon any unit split, unit dividend or similar transaction with respect to these common units are also being registered hereunder.

(2)                                 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the common units of EnLink Midstream Partners, LP as reported on The New York Stock Exchange on April 5, 2016.

EXPLANATORY NOTE

This Registration Statement (the “Registration Statement”) is being filed, in accordance with General Instruction E to Form S-8, solely to register the issuance of an aggregate of up to 5,000,000 additional common units representing limited partner interests (“Common Units”) of EnLink Midstream Partners, LP, all of which were authorized pursuant to an amendment and restatement of the EnLink Midstream GP, LLC Long-Term Incentive Plan (as amended to date, the “Plan”), approved by the Board of Directors of EnLink Midstream GP, LLC, our general partner, on February 8, 2016 and a majority of our unitholders on March 3, 2016 (effective April 6, 2016).  We previously filed (i) a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on July 14, 2003 (File No. 333-107025) covering 700,000 Common Units (1,400,000 Common Units following the two-for-one split of our outstanding Common Units on March 29, 2004) authorized for issuance under the Plan, (ii) a Registration Statement on Form S-8 with the Commission on August 18, 2005 (File No. 333-127645) covering an additional 400,000 Common Units authorized for issuance under the Plan, (iii) a Registration Statement on Form S-8 with the Commission on May 11, 2009 (File No. 333-159140) covering an additional 3,800,000 Common Units authorized for issuance under the Plan, and (iv) a Registration Statement on Form S-8 with the Commission on May 17, 2013 (File No. 333-188678) covering an additional 3,470,000 Common Units authorized for issuance under the Plan (the “Prior Registration Statements”). Except as supplemented by the information set forth below, the contents of the Prior Registration Statements are incorporated herein by reference.  Unless the context otherwise requires, references in this Registration Statement to “us” or “we” are references to EnLink Midstream Partners, LP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate by reference the following documents filed by us with the Commission:

(1)         our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 17, 2016;

(2)         our Current Reports on Form 8-K filed on January 12, 2016, January 21, 2016, February 2, 2016 and March 9, 2016 (in each case to the extent filed and not furnished);

(3)         the description of our Common Units contained in our Registration Statement on Form 8-A, filed on March 7, 2014 and any amendments or reports filed with the Commission for the purpose of updating that description.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Number		Description
4.1	—

EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated March 3, 2016, filed with the Commission on March 9, 2016).

4.2	—	Form of Restricted Incentive Unit Agreement (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K dated January 30, 2015, filed with the Commission on February 5, 2015).

4.3	—	Form of Performance Unit Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated January 30, 2015, filed with the Commission February 5, 2015).

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of KPMG LLP.

23.2*	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	—	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 6th day of April, 2016.

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its general partner

By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry E. Davis, Michael J. Garberding and Alaina K. Brooks, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Barry E. Davis	President, Chief Executive Officer and	April 6, 2016
Barry E. Davis	Director (Principal Executive Officer)

/s/ John Richels	Chairman of the Board	April 4, 2016
John Richels

/s/ Leldon E. Echols	Director	March 30, 2016
Leldon E. Echols

/s/ Scott A. Griffiths	Director	April 6, 2016
Scott A. Griffiths

/s/ David A. Hager	Director	April 6, 2016
David A. Hager

/s/ Thomas L. Mitchell	Director	March 30, 2016
Thomas L. Mitchell

/s/ Christopher Ortega	Director	April 6, 2016
Christopher Ortega

/s/ Mary P. Ricciardello	Director	March 31, 2016
Mary P. Ricciardello

/s/ Darryl G. Smette	Director	April 6, 2016
Darryl G. Smette

/s/ Kyle D. Vann	Director	April 6, 2016
Kyle D. Vann

/s/ Tony D. Vaughn	Director	April 6, 2016
Tony D. Vaughn

/s/ Michael J. Garberding	Executive Vice President and Chief	April 6, 2016
Michael J. Garberding	Financial Officer (Principal Financial
and Accounting Officer)

EXHIBIT INDEX

Number		Description
4.1	—

EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated March 3, 2016, filed with the Commission on March 9, 2016).

4.2	—	Form of Restricted Incentive Unit Agreement (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K dated January 30, 2015, filed with the Commission on February 5, 2015).

4.3	—	Form of Performance Unit Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated January 30, 2015, filed with the Commission February 5, 2015).

5.1*	—	Opinion of Baker Botts L.L.P.

23.1*	—	Consent of KPMG LLP.

23.2*	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	—	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.